Exhibit 16.1

HANSEN, BARNETT & MAXWELL, P.C.

            A Professional Corporation

      CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

          www.hbmcpas.com

Registered with the Public Company Accounting Oversight Board

August 9, 2010

Office of the Chief Accountant

Securities & Exchange Commission

100 F Street, NE

Washington D.C. 20549

Ladies and Gentlemen,

We have read the statements included under Item 4.01, Changes in Registrant’s Certifying Accountant, in the Form 8-K dated August 3, 2010, of Flexpoint Sensor Systems, Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we are in agreement with the statements therein insofar as they relate to our firm.  We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of Mantyla McReynolds, LLC as the new independent registered public accounting firm.

/s/

Hansen, Barnett & Maxwell, P.C.

HANSEN, BARNETT & MAXWELL, P.C.